Exhibit 99.1

News Release

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

HEXCEL AUTHORIZES ADDITIONAL $150 MILLION SHARE REPURCHASE

STAMFORD, CT. — June 4, 2014 — Hexcel Corporation (NYSE: HXL) today announced that its Board of Directors authorized the repurchase of an additional $150 million of the Company’s common stock.  The Company also announced that it had recently completed the $150 million share repurchase program authorized in July 2013.  Under the new program announced today, purchases may be made from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchases will depend on a number of factors including the price and availability of shares of common stock, trading volume and general market conditions.

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Hexcel Corporation is a leading advanced composites company.  It develops, manufactures and markets lightweight, high-performance structural materials, including carbon fibers, reinforcements, prepregs, honeycomb, matrix systems, adhesives and composite structures, used in commercial aerospace, space and defense and industrial applications such as wind turbine blades.

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Contact Information
Michael Bacal
(203) 352-6826
michael.bacal@hexcel.com